SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Fidelity Advisor Series I
(Name of Registrant as Specified In Its Charter)

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IMPORTANT

SHAREHOLDER UPDATE

Fidelity Advisor Asset Allocation Fund, Fidelity Advisor Balanced Fund
Fidelity Advisor Dividend Growth Fund
Fidelity Advisor Dynamic Capital Appreciation Fund
Fidelity Advisor Equity Growth Fund
Fidelity Advisor Equity Income Fund, Fidelity Advisor Equity Value Fund
Fidelity Advisor Fifty Fund, Fidelity Advisor Growth & Income Fund
Fidelity Advisor Growth Opportunities Fund
Fidelity Advisor Large Cap Fund
Fidelity Advisor Leveraged Company Stock Fund
Fidelity Advisor Mid Cap Fund, Fidelity Advisor Small Cap Fund
Fidelity Advisor Strategic Growth Fund
Fidelity Advisor Value Strategies Fund, Fidelity Value Strategies Fund*

URGENT PROXY VOTING REQUEST

A few weeks ago we mailed you proxy information to enable you to vote on important proposals that affect the funds and your investment. This information describes each proposal and asks for your vote on these important issues.

Your vote is important, no matter how large or small your holdings may be.

We are writing to remind you that your participation is extremely important. The Special Meeting of Shareholders scheduled for November 16, 2005, cannot be held until we receive a majority of the votes. If you do not plan to cast your vote at the meeting on November 16, 2005, please indicate your vote on the enclosed proxy card(s). Shareholders who hold more than one account in a fund will receive a separate card for each account and should vote each card.

Voting is quick and easy. Please vote now using one of these options:

1. Vote By Touch-Tone Phone 1-888-221-0697
Please call the toll-free number printed on your proxy card(s) and follow the recorded instructions. The service is available 7 days a week, 24 hours a day.
2. Vote by Internet
Please visit the web site indicated on your proxy card(s) and follow the online instructions.
3. Vote by Mail
Please mail your signed proxy card(s) in the postage-paid envelope.

PLEASE VOTE YOUR PROXY NOW

Please note, D.F. King & Co., Inc. may be utilized to solicit shareholder votes by telephone on behalf of the funds and classes. The funds may also arrange to have votes recorded by telephone. In the event that you receive a telephone call from a D.F. King & Co., Inc. representative, you may be asked to verify the last 4 digits of your Social Security Number or Tax Identification Number for identification verification.

If you have already voted, thank you for your response. If you have any further questions or would like to receive another copy of the proxy statement, please call Fidelity at 1-877-208-0098. We appreciate your immediate attention. Thank you.

* Fidelity Value Strategies Fund is a class of Fidelity Advisor Value Strategies Fund

Important information to help you understand and vote on the proposals

Please read the full text of the proxy statement. Below is a brief overview of the proposals to be voted upon. Your vote is important. We appreciate you placing your trust in Fidelity and look forward to helping you achieve your financial goals.

What proposals am I being asked to vote on?

You may be asked to vote on the following proposals:

1. To elect a Board of Trustees.

2. To change Fidelity Advisor Fifty Fund from a diversified fund to a non-diversified fund.

1. To elect a Board of Trustees.

What role does the Board play?

The Trustees serve as the fund shareholders' representatives. Members of the Board are fiduciaries and have an obligation to serve the best interests of shareholders, including approving policy changes. In addition, the Trustees review fund performance, oversee fund activities, and review contractual arrangements with companies that provide services to the fund.

What is the affiliation of the Board and Fidelity?

The Board consists of 14 individuals. The purpose of the Board is to ensure that the shareholders' best interests are protected in the operation of a mutual fund. There are four "interested" trustees and 10 "independent" trustees. Trustees are determined to be "interested" by virtue of, among other things, their affiliation with the funds, trust, or various other entities under common control with Fidelity Management & Research Co. (FMR). Interested Trustees are compensated by FMR. Independent Trustees have no affiliation with FMR and are compensated by each individual fund.

Are Board members paid?

Each independent Trustee receives a fee for his or her service on the Board. Under a deferred compensation plan adopted in September 1995 and amended in November 1996 and January 2000 (the Plan), independent Trustees must defer receipt of a portion of, and may elect to defer receipt of an additional portion of, their annual fees. You can find the compensation table, which details these fees, in the proxy statement.

Where is the compensation deferred to?

Amounts deferred under the Plan are treated as though equivalent dollar amounts had been invested in shares of a cross-section of Fidelity funds including funds in each major investment discipline and representing a majority of Fidelity's assets under management (the Reference Funds). The amounts ultimately received by independent Trustees under the Plan will directly be linked to the performance of the Referenced Funds. This aligns the interest of the Trustees with the interests of the shareholders at-large.

2. To change Fidelity Advisor Fifty Fund from a diversified fund to a non-diversified fund.

Why are you amending the fundamental diversification limitation for Fidelity Advisor Fifty Fund?

You are being asked to change the fund from diversified, to non-diversified which will allow it to invest over 5% of assets in a greater number of issuers.

The fund is "diversified," as defined in the 1940 Act and therefore must invest at least 75% of its assets so that no more than 5% of its total assets are invested in the securities of any issuer nor hold more than 10% of any issuer's voting securities. These policies do not apply to U.S. Government securities. As to the remaining 25% of total assets, there is no limitation on the amount of assets the fund may invest in a single issuer.

This proposal empowers the fund's investment manager - FMR - to decide to allocate risk in relation to expected return by investing larger portions of the fund's portfolio in a single issuer - potentially up to 25% in one issuer, and potentially as much as 25% in a second issuer. FMR will use this increased flexibility to acquire larger positions in the securities of a single issuer only when it believes the risks are justified.

Because the above investment policy is fundamental, it cannot be changed or eliminated without shareholder approval. The Trustees, including all of the Independent Trustees, recommend that shareholders vote to eliminate the above limitation.

Will this increase the fund's risk?

FMR believes that this increased investment flexibility may provide opportunities to enhance the fund's performance; however, if FMR invests a significant percentage of the fund's assets in a single issuer, the fund's performance would be closely tied to the market value of that issuer, and could be more volatile (riskier) than the performance of more diversified funds. Investing a larger percentage of the fund's assets in a single issuer's securities increases the fund's exposure to credit and other risks associated with that issuer's financial condition and business operations. FMR will use this increased flexibility to acquire larger positions in the securities of a single issuer only if and when doing so justifies the risks involved.

Will FMR immediately begin operating the fund as non-diversified?

FMR does not currently expect that approval of this proposal will materially affect the way in which the fund is managed with regard to the fund holding more than 10% of the voting securities of an issuer. FMR will reserve the freedom to operate the fund as non-diversified when it is in shareholders' best interests. In the case that FMR does not operate the fund as non-diversified within three years of shareholder approval, 1940 Act rules will require FMR to again seek shareholder approval to reserve the freedom of action to operate the fund as non-diversified.

How will this change benefit me as a shareholder?

A non-diversified portfolio does have the potential for an increase of volatility since the fund's performance may be closely tied to the market value of a single issuer. FMR believes that the appropriate level of risk can be maintained with the added flexibility and the performance of the portfolio may be enhanced with this flexibility.

Has the fund's Board of Trustees approved each proposal?

Yes. The Board of Trustees has unanimously approved all of the proposals and recommends that you vote to approve them.

How many votes am I entitled to cast?

As a shareholder, you are entitled to one vote for each dollar of net asset value you own of each of the funds on the record date. The record date is September 19, 2005.

How do I vote my shares?

You can vote your shares by completing and signing the enclosed proxy card(s) and mailing it in the enclosed postage-paid envelope. You may also vote by touch-tone telephone by calling the toll-free number printed on your proxy card(s) and following the recorded instructions. In addition, you may also vote through the internet by visiting www.proxyweb.com and following the online instructions. If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call Fidelity at 1-877-208-0098.

How do I sign the proxy card?

Individual Accounts: Shareholders should sign exactly as their names appear on the account registration shown on the card.

Joint Accounts: Either owner may sign, but the name of the person signing should conform exactly to a name shown in the registration.

All Other Accounts: The person signing must indicate his or her capacity. For example, a trustee for a trust or other entity should sign, "Ann B. Collins, Trustee."

Sign up for electronic delivery and reduce the amount of paper being sent to you!

We are pleased to offer you the convenience of viewing proxy statements online. With your consent, we will stop sending paper copies of these proxy materials until you notify us otherwise.

To participate, follow these easy steps:

  Log-on to the Internet at www.proxyweb.com/proxy
  Enter the Control Number from your proxy card
  Vote your shares
  Click "Register for Electronic Delivery"
  Follow enrollment instructions.

  Note: Electronic proxy materials may not be available for all of your securities and accounts.

  Buckslip to be sent to a shareholder that has consented to receive proxy solicitations electronically but in attempting to deliver an email failure occurred:

  We were unable to notify you electronically of the availability of important Proxy Materials for a Fidelity fund maintained in your account. We attempted to send the notice to your e-mail address, as reflected on our records. That e-mail address appears to be invalid.

  To correct your e-mail address, please visit http://www.investordelivery.com/proxy and follow the on-line instructions. To do this, you will need your Enrollment Number.

  If you do not remember your Enrollment Number, please visit http://www.proxyweb.com/proxy and follow the on-line instructions for enrolling for electronic delivery of Proxy Materials. To do this, you will need your Control Number from the enclosed proxy card.

  Because we were unable to send the notice to you electronically, we are sending this notice and the related Proxy Materials (enclosed) to you in paper form. You will continue to receive Proxy Materials in paper form until you provide us with a valid e-mail address by one of the methods described above. You will start receiving electronic Proxy Materials again once you have provided us with a valid e-mail address.

  Please read the enclosed Proxy Materials and vote your shares promptly. Your vote is extremely important, no matter how large or small your holdings may be.